Exhibit 99.1

Toga Limited’s Yippi App Offers Entertainers A Venue to Showcase Their Talent During The Pandemic

PETALING JAYA, Malaysia, Nov. 16, 2020 (GLOBE NEWSWIRE) – Since June 2020, Toga Limited (OTC:TOGL) has offered entertainers a venue to showcase their talent and earn income during the Covid-19 pandemic. According to a joint statement by the International Labor Office (ILO), Food and Agriculture Organization of the United Nations (FAO), International Fund for Agricultural Development (IFAD) and World Health Organization (WHO), the COVID-19 outbreak has led to nearly half of the world’s 3.3 billion global workforce becoming at risk of losing their livelihood. Among those that have been impacted by the pandemic are performers and entertainers, whose 'live shows' have been postponed or cancelled. Such entertainers have been left jobless and without an income.

In line with its social responsibility initiative, Toga Limited’s social messaging app, “Yippi,” offers its users a number of global exclusive online concerts. These concerts featured emerging and established talents performing live on Yippi.

These live streaming concerts, which are exclusively available to Yippi users worldwide, also enable influencers and performing artists to campaign for the day. While performing, entertainers can earn “Yipps” from their supporters and fans, through Yippi’s tipping feature, that allows a Yippi user to tip the entertainer, with the Company retaining a percentage of the revenue generated from the tips.

“Yippi is a global platform for livestream concerts and shows,” said Toga Limited’s Chief Executive Officer Mr. Michael Toh Kok Soon. “This is an excellent opportunity to engage our Yippi users, and to meet their entertainment needs. We want to help create better experiences for them while supporting performers facing financial difficulty and hardship due to the pandemic.”

“We welcome performers to use Yippi as their performance venue, and at the same time earn a living, until live entertainment venues and events are back in operation.”

From  28th November 2020, Performers will be performing their own global exclusive online concerts on Yippi.

Additionally, during November and December 2020, Yippi has introduced a new live stream event called “Sunday Gigs” where “mystery” performers will perform live from their location at 20:30 (GMT+8) every Sunday.

Contact:

Alexander D. Henderson

TOGA LIMITED, 515 S. Flower Street, 18th Floor, Los Angeles, CA 90071

(949) 333-1603

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Toga Limited or its management (the “Company”) "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the Company's guidance, outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the Company's ability to execute on its long-term strategy; the Company's ability to successfully compete in its intensely competitive industry; the Company's ability to manage its growth; the Company's ability to maintain or improve its operating margins; the Company's ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the Company's Securities and Exchange Commission filings, including, without limitation, the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company intends for these forward-looking statements to speak only as of the time of this Press Release and does not undertake to update or revise them as more information becomes available, except as required by law.